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                               Exhibit No. (10)

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Auditors" and to the use of our report dated April 23, 1996, with respect to the statutory-basis financial statements of First Providian Life and Health Insurance Company in Pre-Effective Amendment No. 2 to the Registration Statement (Form N-4 No. 33-94212) and related Prospectus of First Providian Life and Health Insurance Company Separate Account C - Prism.



/s/Ernst & Young LLP
Louisville, Kentucky
November 13, 1996